As filed with the Securities and Exchange Commission on March 10, 2016

Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 INSYS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0327886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(602) 910-2617

(Address of Principal Executive Offices)

 2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the plans)

 Dr. John N. Kapoor

President and Chief Executive Officer

Insys Therapeutics, Inc.

1333 S. Spectrum Blvd, Suite 100

Chandler, Arizona 85286

(602) 910-2617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Matthew T. Browne Charles S. Kim Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Franc Del Fosse General Counsel Insys Therapeutics, Inc. 1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona 85286 (602) 910-2617

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2013 Equity Incentive Plan Common Stock, $0.01 par value per share (3)	2,876,314 (4)	$16.34	$46,998,970.76	$4,732.80
2013 Employee Stock Purchase Plan Common Stock, $0.01 par value per share (3)	600,000 (5)	$16.34	$9,804,000.00	$987.27
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 9, 2016, as reported on the Nasdaq Stock Market.

(3)	Includes related rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 Equity Incentive Plan (the “2013 EIP”), on January 1, 2016 pursuant to an “evergreen” provision contained in the 2013 EIP. Pursuant to such provision, on January 1 of each year until 2023, the number of shares authorized for issuance under the 2013 EIP is automatically increased by a number equal to: (a) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than the preceding clause (a).

(5)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 Employee Stock Purchase Plan (the “2013 ESPP”), on January 1, 2016 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, on January 1 of each year until 2023, the number of shares authorized for issuance under the 2013 ESPP is automatically increased by a number equal to the least of: (a) 1.0% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 600,000 shares of Common Stock (as adjusted to give effect to a three-for-two forward stock split of the Common Stock effected on March 28, 2014 and a two-for-one forward stock split of the Common Stock effected on June 8, 2015); or (c) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than (a) and (b).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Insys Therapeutics, Inc., or the Registrant, is filing this Registration Statement with the Securities and Exchange Commission, or the SEC, to register 2,876,314 additional shares of common stock under the Registrant's 2013 Equity Incentive Plan and 600,000 additional shares of common stock under the Registrant's 2013 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. The Registrant’s Registration Statements on Form S-8 previously filed with the SEC on May 3, 2013 (File No. 333-188306), March 6, 2014 (File No. 333-194374) and March 3, 2015 (File No. 333-202472) are incorporated by reference in this Registration Statement, pursuant to General Instruction E of Form S-8.

Item 8.	Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Rights Agreement, dated August 15, 2014 between the Registrant and Computershare Trust Company, N.A.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(6)	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(7)	2013 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2014 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 10, 2014 and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 3, 2015 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 18, 2014 and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 18, 2014 and incorporated herein by reference.
(6)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-188306), filed with the SEC on May 2, 2013 and incorporated herein by reference.
(7)	Previously filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-188306), filed with the SEC on May 2, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on March 10, 2016.

INSYS THERAPEUTICS, INC.

By:	/s/ John N. Kapoor
Dr. John N. Kapoor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darryl S. Baker and Franc Del Fosse, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Kapoor		March 10, 2016
Dr. John N. Kapoor	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)

/s/ Darryl S. Baker		March 10, 2016
Darryl S. Baker	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Patrick P. Fourteau		March 10, 2016
Patrick P. Fourteau	Member of the Board of Directors

/s/ Steven Meyer		March 10, 2016
Steven Meyer	Member of the Board of Directors

/s/ Brian Tambi		March 10, 2016
Brian Tambi	Member of the Board of Directors

/s/ Pierre Lapalme		March 10, 2016
Pierre Lapalme	Member of the Board of Directors

/s/ Theodore H. Stanley		March 10, 2016
Theodore H. Stanley, M.D.	Member of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Rights Agreement, dated August 15, 2014 between the Registrant and Computershare Trust Company, N.A.

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(6)	2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

99.2(7)	2013 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2014 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 10, 2014 and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 3, 2015 and incorporated herein by reference.
(4)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 18, 2014 and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 18, 2014 and incorporated herein by reference.
(6)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-188306), filed with the SEC on May 2, 2013 and incorporated herein by reference.
(7)	Previously filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-188306), filed with the SEC on May 2, 2013 and incorporated herein by reference.